DB

RECEIPT FOR
DEPOSITARY SHARES,
EACH REPRESENTING
1/10 OF A SHARE OF
8.70% CLASS B SERIES II
CUMULATIVE REDEEMABLE
PREFERRED SHARES



CUSIP 045604 40 2

ASSOCIATED ESTATES REALTY CORPORATION

(AN OHIO CORPORATION)

Wells Fargo Bank, N.A., as depositary (the "Depositary"), hereby certifies that

is the registered owner of DEPOSITARY SHARES

("Depositary Shares"), each Depositary Share representing 1/10 of one share of 8.70% Class B Series II Cumulative Redeemable Preferred Shares, without par value ("the Shares"), of Associated Estates Realty Corporation, a corporation duly organized and existing under the laws of the State of Ohio ("the Company"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of December 10, 2004 ("the Deposit Agreement"), among the Company, the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

Associated Estates Realty Corporation

The Depositary Shares evidenced by this Depositary Receipt are subject to restrictions on ownership and transfer for the purpose of preserving the Corporation's status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to the provisions of the Corporation's Second Amended and Restated Articles of Incorporation, as amended, no Person may own, Beneficially Own or Constructively Own Depositary Shares representing Preferred Shares in excess of 9.8% of the outstanding Preferred Shares of the Company. Any Person who attempts to own, Beneficially Own or Constructively Own Depositary Shares representing Preferred Shares in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's Second Amended and Restated Articles of Incorporation, as amended, a copy of which will be sent without charge to each shareholder who so requests. If the restrictions on ownership are violated, the Preferred Shares represented by the Depositary Shares evidenced by this Depositary Receipt will be subject to repurchase by the Corporation on the terms and conditions set forth in the Corporation's Second Amended and Restated Articles of Incorporation, as amended.

ASSOCIATED ESTATES REALTY CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH REGISTERED HOLDER OF RECEIPTS WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED, WITH RESPECT TO THE CLASS B SERIES II CUMULATIVE REDEEMABLE PREFERRED SHARES OF ASSOCIATED ESTATES REALTY CORPORATION. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — __________ (Cust) Custodian __________ (Minor) under Uniform Gifts to Minors Act __________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

For value received, ______________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint

____ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated ______________________ ______________________

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PROOF OF: OCTOBER 6, 2009 ASSOCIATED ESTATES REALTY
SALES: DENISE LITTLE 931-490-1706	TSB 00390 LOT 2
	OPERATOR: AP
	R1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____OK AS IS ____OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF